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                                                              EXHIBIT 23(D)

                      CONSENT OF INDEPENDENT AUDITORS

  We consent to the reference to our firm under the caption "Experts" and to the use of our report dated January 21, 1998, with respect to the financial statements of MERCER Equipment Company in the Registration Statement (Form S-4 No. 333-64227) and the related Prospectus of United Rentals (North America), Inc. for the registration of $205,000,000 aggregate principal value of its 8.80% Senior Subordinated Notes due 2008.

                                          /s/ Webster, Duke & Co. PA

Charlotte, North Carolina

December 16, 1998